EXHIBIT 23(B)

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated March 26, 2001, except for Note 1(c) and the third paragraph of Note 20, as to which the date is June 20, 2001, relating to the financial statements, which appears in the Annual Report to Shareholders of Regan Holding Corp. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
January 31, 2002